Exhibit 10.2

[Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[*]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) is the type that the registrant treats as private or confidential.]

WORKHORSE GROUP INC.,

Company

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
Trustee

SUPPLEMENTAL INDENTURE

Dated as of December 27, 2023

Supplement to Indenture Dated
as of December 27, 2023

Green Senior Secured Convertible Notes

SUPPLEMENTAL INDENTURE, dated as of December 27, 2023 (this “Supplemental Indenture”) to the Indenture dated as of December 27, 2023, (the “Indenture”), between Workhorse Group Inc., a Nevada corporation (herein called the “Company”), having its registered office at 100 Commerce Drive, Loveland, Ohio 45140, and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Indenture.

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore made, executed and delivered to the Trustee the Indenture, providing for the issuance from time to time of the Company’s debt securities to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture and this Supplemental Indenture, the Company has duly authorized the creation and issuance of its Green Senior Secured Convertible Notes due 2026 (the “Notes”) in an aggregate principal amount not to exceed $40,000,000;

WHEREAS, Section 9.01(g) of the Indenture provides that, without the consent of any Securityholders, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental thereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), to provide for the issuance of and establish the form and terms and conditions of the Securities of any series as provided in Section 2.01 of the Indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Securities, or to add to the rights of the holders of any series of Securities;

WHEREAS, all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or an Authenticating Agent, the valid obligation of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH

For and in consideration of the provisions set forth herein, it is mutually agreed, for the equal and proportionate benefit of all Securityholders, from time to time, as follows:

1. Establishment

There is hereby established a new series of Securities to be issued under the Indenture and this Supplemental Indenture, to be designated as the Notes. The Notes shall be in substantially the form set forth in Annex A-1 and Annex A-2 hereto.

Upon execution of this Supplemental Indenture and the execution and delivery of an authorization (each, an “Authorization”) substantially in the form set forth in Annex B hereto, the Notes in the aggregate principal amount set forth on the applicable Authorization shall be executed by the Company and delivered to the Trustee, and the Trustee shall thereupon authenticate and deliver such Notes in accordance with a written order of the Company. For the avoidance of doubt, the Company may execute and deliver to the Trustee multiple Authorizations related to the issuance of Notes.

2. Miscellaneous Provisions

Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Terms Defined. All terms defined in the Indenture shall have the same meanings when used herein.

Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

Further Instruments. The parties hereto will execute and deliver such further instruments and do such further acts and things as may reasonably be required to carry out the intent and purpose of this Supplemental Indenture.

Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control.

Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Supplemental Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first above written.

WORKHORSE GROUP INC.

By:	/s/ Robert M. Ginnan
Name: Robert M. Ginnan
Title: Chief Financial Officer and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Daniel Boyers
Name: Daniel Boyers
Title: Vice President

[Signature Page to Supplemental Indenture]